UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2011

UNITED COMMUNITY BANCORP
(Exact Name Of Registrant As Specified In Charter)

United States	0-51800	36-4587081
(State Or Other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

92 Walnut Street, Lawrenceburg, Indiana 47025
(Address Of Principal Executive Offices)(Zip Code)

(812) 537-4822
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 11, 2011, United Community Bancorp (the “Company”), the holding company for United Community Bank, issued a press release announcing that it expects to record an increased provision for loan losses for the third quarter.  The press release also provided a range for the projected net loss for the quarter and nine months ended March 31, 2011.  For more information, reference is made to the Company’s press release dated April 11, 2011, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Shell Company Transactions: Not applicable

(d)	Exhibits

Number	Description

2.1	Plan of Conversion and Reorganization

99.1	Press Release Dated April 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANCORP

Date: April 11, 2011	By:	/s/ William F. Ritzmann
William F. Ritzmann
President and Chief Executive Officer